Exhibit 99.1
PRESS RELEASE

BRISTOW GROUP REPORTS
THIRD QUARTER 2023 RESULTS

Houston, Texas
November 1, 2023
•Total revenues of $338.1 million in Q3 2023 compared to $319.4 million in Q2 2023
•Net income of $4.3 million, or $0.15 per diluted share, in Q3 2023 compared to net loss of $1.6 million, or $0.06 per diluted share, in Q2 2023
•EBITDA adjusted to exclude special items, asset dispositions and foreign exchange gains (losses) was $56.6 million in Q3 2023 compared to $39.0 million in Q2 2023(1)
•Raised 2023 Adjusted EBITDA(1) outlook mid-point and reaffirmed 2024 financial outlook

FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) today reported net income attributable to the Company of $4.3 million, or $0.15 per diluted share, for its quarter ended September 30, 2023 (the “Current Quarter”) on operating revenues of $330.3 million compared to net loss attributable to the Company of $1.6 million, or $0.06 per diluted share, for the quarter ended June 30, 2023 (the “Preceding Quarter”) on operating revenues of $311.5 million.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $54.9 million in the Current Quarter compared to $12.3 million in the Preceding Quarter. EBITDA adjusted to exclude special items, gains or losses on asset dispositions and foreign exchange gains (losses) was $56.6 million in the Current Quarter compared to $39.0 million in the Preceding Quarter. The following table provides a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding gains or losses on asset dispositions and foreign exchange gains (losses) (in thousands, unaudited). See “Non-GAAP Financial Measures” for further information on the use of non-GAAP financial measures used herein.

	Three Months Ended,
	September 30, 2023	June 30, 2023
Net income (loss)	$4,345	$(1,637)
Depreciation and amortization expense	17,862	18,292
Interest expense, net	10,008	9,871
Income tax expense (benefit)	22,637	(14,209)
EBITDA(1)	$54,852	$12,317
Special items:
PBH amortization	3,751	3,697
Merger and integration costs	738	677
Reorganization items, net	3	39
Non-cash insurance adjustment	—	3,977
Other special items(2)	2,966	2,097
	$7,458	$10,487
Adjusted EBITDA(1)	$62,310	$22,804
(Gains) losses on disposal of assets	(1,179)	3,164
Foreign exchange (gains) losses	(4,541)	13,021
Adjusted EBITDA excluding asset dispositions and foreign exchange	$56,590	$38,989
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(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Reconciliation tables.
(2) Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs.

“Consistent with our outlook that the second half of 2023 would mark the positive inflection point for Bristow’s financial results, Q3 Adjusted EBITDA of $56.6 million represents a 45% sequential quarter improvement and supports our outlook for stronger financial results in 2024 and beyond,” said Chris Bradshaw, President and CEO of Bristow Group. “We are raising the Company’s full-year 2023 Adjusted EBITDA guidance range to $165-$175 million. The fundamentals for Bristow’s business continue to strengthen, supporting our belief that we are in the early stages of a multi-year growth cycle. With the largest and most diverse aircraft fleet in the industry and the largest operational footprint, Bristow is well-positioned to benefit from opportunities in this upcycle.”
Sequential Quarter Results
Operating revenues in the Current Quarter were $18.7 million higher compared to the Preceding Quarter. Operating revenues from offshore energy services were $17.8 million higher primarily due to higher utilization in each geographic region and higher lease payments received from Cougar Helicopters Inc. (“Cougar”). Operating revenues from government services were $1.8 million lower in the Current Quarter primarily due to the transition from an interim contract to the tendered contract for the Dutch Caribbean Coast Guard, partially offset by higher utilization and the strengthening of the British pound sterling (“GBP”) relative to the U.S. dollar (“USD”). Operating revenues from fixed wing services were $2.7 million higher in the Current Quarter primarily due to higher utilization.
Operating expenses were consistent with the Preceding Quarter. Personnel and fuel costs were higher in the Current Quarter, offset by lower insurance costs, repairs and maintenance and other operating costs.
General and administrative expenses were $1.6 million higher primarily due to higher professional services fees.
During the Current Quarter, the Company sold or otherwise disposed of two helicopters and other assets, resulting in a net gain of $1.2 million. During the Preceding Quarter, the Company sold or otherwise disposed of three helicopters and other assets, resulting in a net loss of $3.2 million.
Earnings from unconsolidated affiliates were $2.4 million higher in the Current Quarter primarily due to higher earnings at Cougar.
Other income, net of $4.8 million in the Current Quarter primarily resulted from foreign exchange gains of $4.5 million. Other expense, net of $13.0 million in the Preceding Quarter primarily resulted from foreign exchange losses of $13.0 million, of which $7.6 million was due to the significant devaluation in the Nigerian Naira.
Income tax expense was $22.6 million in the Current Quarter compared to an income tax benefit of $14.2 million in the Preceding Quarter primarily due to increased earnings during the Current Quarter, the earnings mix of the Company’s global operations and changes to deferred tax valuation allowances.
Liquidity and Capital Allocation
As of September 30, 2023, the Company had $207.5 million of unrestricted cash and $66.8 million of remaining availability under its amended asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $274.4 million. Borrowings under the amended ABL Facility are subject to certain conditions and requirements.
In the Current Quarter, purchases of property and equipment were $18.4 million, of which $4.7 million were maintenance capital expenditures, and cash proceeds from dispositions of property and equipment were $7.3 million. In the Preceding Quarter, purchases of property and equipment were $12.2 million, of which $2.5 million were maintenance capital expenditures, and cash proceeds from dispositions of property and equipment were $3.3 million. See Adjusted Free Cash Flow Reconciliation for a reconciliation of Adjusted Free Cash Flow.

Increased 2023 Outlook and Affirmed 2024 Outlook
Please refer to the paragraph entitled "Forward Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance also contains the non-GAAP financial measure of Adjusted EBITDA. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial targets for the calendar years 2023 and 2024 are as follows (in USD, millions):

	2023E	2024E
Operating revenues:
Offshore energy services	$795 - $810	$850 - $970
Government services	$330 - $340	$340 - $365
Fixed wing services	$105 - $110	$95 - $115
Other services	$10 - $12	$10 - $15
Total operating revenues	$1,240 - $1,272	$1,295 - $1,465

Adjusted EBITDA, excluding asset dispositions and foreign exchange	$165 - $175	$190 - $220

Cash interest	~$40	~$40
Cash taxes	$15 - $20	$25 - $30
Maintenance capital expenditures	$15 - $20	$15 - $20
Conference Call
Management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, November 2, 2023, to review the results for the third quarter ended September 30, 2023. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://www.veracast.com/webcasts/bristow/webcasts/VTOL3Q23.cfm
Replay
A replay will be available through November 23, 2023 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through November 23, 2023. The accompanying investor presentation will be available on November 2, 2023, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. The Company’s aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems, and ad-hoc helicopter services.
Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, India, Ireland, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the UK and the U.S.

Forward-Looking Statements Disclosure
This press release contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company’s financial targets for Calendar Year 2023 and 2024 and operational outlook. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company’s financial targets for Calendar Year 2023 and 2024 and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof, except as may be required by applicable law.

Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; our inability to execute our business strategy for diversification efforts related to, government services, offshore wind, and advanced air mobility; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations or favor renewable energy projects; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; the effectiveness of our environmental, social and governance initiatives; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet.

If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Transition Report on Form 10-KT for the year ended December 31, 2022 (the “Transition Report”) which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov.

BRISTOW GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Favorable/ (Unfavorable)
	September 30, 2023	June 30, 2023

Revenues:
Operating revenues	$330,252	$311,522	$18,730
Reimbursable revenues	7,838	7,861	(23)
Total revenues	338,090	319,383	18,707

Costs and expenses:
Operating expenses	240,682	240,659	(23)
Reimbursable expenses	7,836	7,680	(156)
General and administrative expenses	46,256	44,616	(1,640)
Merger and integration costs	738	677	(61)
Depreciation and amortization expense	17,862	18,292	430
Total costs and expenses	313,374	311,924	(1,450)

Gains (losses) on disposal of assets	1,179	(3,164)	4,343
Earnings from unconsolidated affiliates	3,722	1,279	2,443
Operating income	29,617	5,574	24,043

Interest income	2,532	1,527	1,005
Interest expense, net	(10,008)	(9,871)	(137)
Reorganization items, net	(3)	(39)	36
Other, net	4,844	(13,037)	17,881
Total other income (expense), net	(2,635)	(21,420)	18,785
Income (loss) before income taxes	26,982	(15,846)	42,828
Income tax benefit (expense)	(22,637)	14,209	(36,846)
Net income (loss)	4,345	(1,637)	5,982
Net income attributable to noncontrolling interests	(28)	—	(28)
Net income (loss) attributable to Bristow Group Inc.	$4,317	$(1,637)	$5,954

Basic earnings (losses) per common share	$0.15	$(0.06)	$0.21
Diluted earnings (losses) per common share	$0.15	$(0.06)	$0.21

Weighted average common shares outstanding, basic	28,217	28,058
Weighted average common shares outstanding, diluted	28,959	28,058

EBITDA	$54,852	$12,317	$42,535
Adjusted EBITDA	$62,310	$22,804	$39,506
Adjusted EBITDA excluding asset dispositions and foreign exchange	$56,590	$38,989	$17,601

BRISTOW GROUP INC. OPERATING REVENUES BY LINE OF SERVICE (unaudited, in thousands)

	Three Months Ended
	September 30, 2023	June 30, 2023
Offshore energy services:
Europe	$94,346	$87,331
Americas	91,099	80,884
Africa	27,545	26,979
Total offshore energy services	212,990	195,194
Government services	85,549	87,320
Fixed wing services	29,168	26,448
Other	2,545	2,560
	$330,252	$311,522

FLIGHT HOURS BY LINE OF SERVICE (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Offshore energy services:
Europe	10,783	10,532
Americas	9,767	8,676
Africa	3,572	3,241
Total offshore energy services	24,122	22,449
Government services	5,232	5,008
Fixed wing services	2,956	2,691
	32,310	30,148

BRISTOW GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$209,736	$163,683
Accounts receivable, net	219,114	215,131
Inventories	94,987	81,886
Prepaid expenses and other current assets	33,986	32,425
Total current assets	557,823	493,125
Property and equipment, net	882,270	915,251
Investment in unconsolidated affiliates	19,627	17,000
Right-of-use assets	282,194	240,977
Other assets	147,779	145,648
Total assets	$1,889,693	$1,812,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,267	$89,610
Accrued liabilities	239,754	184,324
Short-term borrowings and current maturities of long-term debt	12,683	11,656
Total current liabilities	325,704	285,590
Long-term debt, less current maturities	531,319	499,765
Deferred taxes	11,557	48,633
Long-term operating lease liabilities	211,505	165,955
Deferred credits and other liabilities	14,410	25,119
Total liabilities	1,094,495	1,025,062

Stockholders’ equity:
Common stock	306	306
Additional paid-in capital	722,066	709,319
Retained earnings	225,906	224,748
Treasury stock, at cost	(65,722)	(63,009)
Accumulated other comprehensive loss	(87,015)	(84,057)
Total Bristow Group Inc. stockholders’ equity	795,541	787,307
Noncontrolling interests	(343)	(368)
Total stockholders’ equity	795,198	786,939
Total liabilities and stockholders’ equity	$1,889,693	$1,812,001

Non-GAAP Financial Measures
The Company’s management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period, as noted below. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
There are two main ways in which foreign currency fluctuations impact Bristow’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate.
The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA for 2023 and 2024 included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA to net income (GAAP) for 2023 or 2024.
The following tables provide a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited).

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	LTM
Net income (loss)	$4,345	$(1,637)	$(1,525)	$(6,931)	$(5,748)
Depreciation and amortization expense	17,862	18,292	17,445	17,000	70,599
Interest expense, net	10,008	9,871	10,264	10,457	40,600
Income tax expense (benefit)	22,637	(14,209)	(5,094)	(853)	2,481
EBITDA	$54,852	$12,317	$21,090	$19,673	$107,932
Special items(1)	7,458	10,487	6,986	5,683	30,614
Adjusted EBITDA	$62,310	$22,804	$28,076	$25,356	$138,546
(Gains) losses on disposal of assets	(1,179)	3,164	(3,256)	1,747	476
Foreign exchange (gains) losses	(4,541)	13,021	4,103	9,243	21,826
Adjusted EBITDA excluding asset dispositions and foreign exchange	$56,590	$38,989	$28,923	$36,346	$160,848

(1) Special items include the following:

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	LTM
PBH amortization	$3,751	$3,697	$3,803	$3,700	$14,951
Merger and integration costs	738	677	439	335	2,189
Reorganization items, net	3	39	44	21	107
Non-cash insurance adjustment	—	3,977	—	—	3,977
Other special items(2)	2,966	2,097	2,700	1,627	9,390
	$7,458	$10,487	$6,986	$5,683	$30,614
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(2)  Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. In prior periods, the Company’s Free Cash Flow was calculated as net cash provided by (used in) operating activities plus proceeds from disposition of property and equipment less purchases of property and equipment. Management believes that the change in the Company’s free cash flow calculation, as presented herein, better represents the Company’s cash flow available for discretionary purposes, including growth capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (in thousands, unaudited).

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	LTM
Net cash provided by (used in) operating activities	$16,711	$18,210	$6,615	$(18,484)	$23,052
Less: Maintenance capital expenditures	(4,656)	(2,533)	(2,952)	(1,911)	(12,052)
Free Cash Flow	$12,055	$15,677	$3,663	$(20,395)	$11,000
Plus: PBH buy-in costs	—	—	—	24,179	24,179
Plus: Merger and integration costs	712	488	571	275	2,046
Plus: Reorganization items, net	25	58	20	28	131
Plus: Other special items(1)	1,580	1,650	1,509	1,877	6,616
Adjusted Free Cash Flow	$14,372	$17,873	$5,763	$5,964	$43,972
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(1)  Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs

BRISTOW GROUP INC. FLEET COUNT (unaudited)

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Max Pass. Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	38	29	67	19	14
AW189	17	4	21	16	7
S61	2	1	3	19	52
	57	34	91
Medium Helicopters:
AW139	49	4	53	12	13
S76 D/C++	15	—	15	12	12
AS365	1	—	1	12	34
	65	4	69
Light—Twin Engine Helicopters:
AW109	4	—	4	7	16
EC135	9	1	10	6	14
	13	1	14
Light—Single Engine Helicopters:
AS350	15	—	15	4	25
AW119	13	—	13	7	17
	28	—	28

Total Helicopters	163	39	202		15
Fixed Wing	8	5	13
Unmanned Aerial Systems (“UAS”)	4	—	4
Total Fleet	175	44	219
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(1)Reflects the average age of helicopters that are owned by the Company.

The chart below presents the number of aircraft in our fleet and their distribution among the regions in which we operate as of September 30, 2023 and the percentage of operating revenue that each of our regions provided during the Current Quarter (unaudited).

	Percentage of Current Quarter Operating Revenue
						Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Europe	55%	63	7	—	3	—	4	77
Americas	29%	24	50	11	25	—	—	110
Africa	9%	4	10	3	—	2	—	19
Asia Pacific	7%	—	2	—	—	11	—	13
Total	100%	91	69	14	28	13	4	219